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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports covering the audited financial statements of Charter Communications, Inc. and subsidiaries and Charter Communications Properties Holdings, LLC and subsidiaries included in Charter Communications, Inc.'s Annual Reports on Form 10-K for the years ended December 31, 2000 and 1999, and our reports covering CCA Group, CharterComm Holdings, L.P. and subsidiaries, Long Beach Acquisition Corp., Sonic Communications Cable Television Systems, Greater Media Cablevision Systems, Marcus Cable Holdings, LLC and subsidiaries for the three months ended March 31, 1999, Helicon Partners I, L.P. and affiliates for the seven months ended July 30, 1999 and CC V Holdings, LLC and subsidiaries for the periods from January 1, 1999 through November 14, 1999 and November 15, 1999 through December 31, 1999 all included in Amendment No. 1 to the Charter Communications, Inc. Registration Statement on Form S-1 filed September 22, 2000, (File No. 333-41486), and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri,

April 9, 2001